EXHIBIT 99.1

Stamps.com Investor Contact:	Press Contact:
Jamie Harper	Dena Cook
VP Finance & Investor Relations	Zeno Group
(310) 482-5830	(310) 566-2283
http://investor.stamps.com	Dena.cook@zenogroup.com

STAMPS.COM ANNOUNCES FIRST QUARTER 2006 RESULTS

Q1 Revenue Up 74% Versus Last Year

LOS ANGELES - April 25, 2006 - Stamps.com® Inc. (Nasdaq: STMP) today announced results for the first quarter ended March 31, 2006.

For the first quarter:

•	Total revenue was $20.5 million, an increase of 74% versus the same quarter last year.
•	Total core business revenue (excluding PhotoStamps) was $16.7 million, an increase of 41% for that business versus the same quarter last year.
•
Core business subscription revenue was $13.5 million and online store revenue was $2.4 million, up 48% and 27%, respectively, versus the same quarter last year. Insurance fees, licensing fees, and other revenue contributed an additional $0.8 million.

•
Approximately 210 thousand sheets of PhotoStamps® were shipped, resulting in $3.9 million total first quarter PhotoStamps revenue (there was no PhotoStamps revenue in the same quarter last year prior to the start of the second USPS custom postage market test).

•
Total GAAP gross margin was 71% versus 73% in the same quarter last year, the decrease being attributed primarily to the inclusion of PhotoStamps revenue, which was at 37% gross margin, in the first quarter this year.

•	Core business GAAP gross margin was 79% versus 73% in the same quarter last year.
•
GAAP net income was $3.36 million, or $0.14 per fully diluted share, including approximately $795 thousand of stock-based compensation expense related to the Company’s adoption of FASB Statement 123R that began this quarter.

•
Excluding the FASB Statement 123R expenses, non-GAAP net income per fully diluted share was $0.17, an increase of 143% versus 2005 first quarter GAAP net income per share of $0.07, which also did not include any 123R-related expenses.

“We are pleased with our continued revenue and earnings growth,” said Stamps.com president and CEO Ken McBride. “Our core PC Postage business showed very strong revenue and earnings growth during the first quarter, and PhotoStamps sales continued to be strong despite the expected first quarter seasonal slowdown following the holiday period.”

Stamps.com reported 2006 first quarter GAAP net income of $3.36 million, including approximately $795 thousand, or approximately $0.03 per fully diluted share, of stock-based compensation expense related to the Company’s adoption of FASB Statement 123R that began this quarter. On a per share basis, total 2006 first quarter GAAP net income was $0.14 based on fully diluted shares outstanding of 24.4 million. The approximately $795 thousand stock-based compensation expense was allocated among cost of sales, sales and marketing, research and development, and general and administrative categories, based on individual employee costs and positions, as shown in the following table.

All amounts in millions of dollars except per share or margin data:	Non-GAAP Amounts Excluding 123R	FASB 123R Related Costs	GAAP Amounts as Reported

Cost of Sales	$5.81	$0.12	$5.93
Research & Development	$2.04	$0.30	$2.34
Sales & Marketing	$6.72	$0.11	$6.82
General & Administrative	$2.89	$0.27	$3.16
Total Expenses	$17.46	$0.79	$18.25

Total gross margin	71.7%	(0.6%)	71.1%

Net Income	$4.15	($0.79)	$3.36

On a per share basis	$0.17	($0.03)	$0.14

Shares used in per share calculation	24,386	24,386	24,386

Excluding the FASB Statement 123R expense, 2006 first quarter non-GAAP net income was $4.15 million. On a per share basis, 2006 first quarter non-GAAP net income per fully diluted share was $0.17 based on fully diluted shares outstanding of 24.4 million. In the first quarter of last year, which also did not include any 123R-related expenses, net income per fully diluted share was $0.07 based on fully diluted shares outstanding of 23.4 million. Thus, the year over year increase from 2005 first quarter GAAP earnings per share versus 2006 first quarter non-GAAP earnings per share was 143%.

On May 17, 2005, Stamps.com began a second year-long market test of PhotoStamps, the popular form of postage that allows customers to turn digital photos, designs or images into valid U.S. postage. During the first quarter, approximately 210 thousand sheets, or more than four million individual PhotoStamps, were shipped to customers. Since the beginning of the second market test in May 2005, more than 14.5 million PhotoStamps have been shipped to customers.

Stamps.com currently expects a new phase for customized postage to begin this month or next month, prior to the end of the second phase of the market test on May 16. In addition, beginning with the new phase, the U.S. Postal Service is expected to lift the restriction on business advertising on customized postage, which has been in place since the second market test began in May 2005. Stamps.com plans to participate in the new phase with its PhotoStamps(R) product, and will begin marketing PhotoStamps for business use as soon as the business advertising restriction is lifted.

Stamps.com currently expects total fiscal 2006 revenue to be $82 to $90 million. Fiscal 2006 GAAP net income per share is expected to be $0.54 to $0.62, including approximately $3.3 million of stock-based compensation expense related to the Company’s adoption of FASB Statement 123R that began in 2006. Excluding the FASB Statement 123R expenses, non-GAAP fiscal 2006 net income per fully diluted share is expected to be $0.67 to $0.75.

The Stamps.com financial results conference call will be Web cast today at 2:00 p.m. Eastern Time and may be accessed at investor.stamps.com. The Company plans to discuss its business outlook during the conference call. Following the conclusion of the Web cast, a replay of the call will be available at the same website.

Non-GAAP Measures
To supplement the Company’s condensed financial statements presented in accordance with GAAP, Stamps.com uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, and non-GAAP gross margin. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and the Company’s prospects for the future and provide further information for comparative information due the adoption of the new accounting standard FAS 123(R). The Company believes the non-GAAP measures that exclude stock-based compensation enhance the comparability of results against prior periods. These measures should be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results. Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the financial tables included on page 2 of this press release.

About Stamps.com and PhotoStamps

Stamps.com (Nasdaq: STMP) is a leading provider of Internet-based postage services. Stamps.com enables small businesses, enterprises, and consumers to print U.S. Postal Service-approved postage with just a PC, printer and Internet connection, right from their home or office. The Company targets its services to small businesses and home offices, and currently has partnerships with companies including Microsoft, CompUSA, EarthLink, HP, NCR, Office Depot, Vendio and the U.S. Postal Service.

PhotoStamps is a patented Stamps.com product that couples the technology of PC Postage with the simplicity of a web-based image upload and order process. Since launching PhotoStamps for the second market test in May 2005, over 14.5 million individual PhotoStamps have been ordered by the customers. PhotoStamps is currently available under authorization of the U.S. Postal Service for its second market test through May 2006.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements about our anticipated results and available products that involve risks and uncertainties. Important factors, including the Company's ability to complete and ship its products and obtain or maintain regulatory approval, which could cause actual results to differ materially from those in the forward-looking statements, are detailed in filings with the Securities and Exchange Commission made from time to time by STAMPS.COM, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. STAMPS.COM undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Stamps.com, the Stamps.com logo and PhotoStamps are trademarks or registered trademarks of Stamps.com Inc. All other brands and names are property of their respective owners.

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STAMPS.COM INC.

CONDENSED STATEMENTS OF INCOME
(in thousands, except per share data: unaudited)

	Three Months ended March 31,
	2006	2005
Revenues:
Service	$13,457	$9,100
PhotoStamps	3,860	-
Product and other	3,225	2,697
Total revenues	20,542	11,797
Cost of revenues:
Service	2,614	2,485
PhotoStamps	2,421	-
Product and other	896	659
Total cost of revenues	5,931	3,144
Gross profit	14,611	8,653
Operating expenses:
Sales and marketing	6,824	3,700
Research and development	2,339	1,505
General and administrative	3,158	2,385
Total operating expenses	12,321	7,590
Income from operations	2,290	1,063
Other income, net:
Interest income	1,078	551
Other income	-	64
Total other income, net	1,078	615
Pre-tax income	3,369	1,678
Provision for income taxes	12	37
Net income	$3,357	$1,641
Net income per share:
Basic	$0.14	$0.07
Diluted	$0.14	$0.07
Weighted average shares outstanding:
Basic	23,268	22,514
Diluted	24,386	23,442

CONDENSED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2006	2005

ASSETS
Cash and investments	$113,671	$103,979
Trade accounts receivable	2,303	2,131
Other accounts receivable	147	628
Other current assets	1,917	1,278
Property and equipment, net	4,547	4,492
Intangible assets, net	3,391	3,666
Other assets	2,998	2,280
Total assets	$128,974	$118,454

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts payable and accrued expenses	$9,685	$8,514
Total Liabilities	9,685	8,514

Stockholders' equity:
Common stock	46	46
Additional paid-in capital	614,001	607,869
Treasury Stock	(3,737)	(3,737)
Accumulated deficit	(490,325)	(493,683)
Unrealized loss on investments	(696)	(555)
Total stockholders' equity	119,289	109,940
Total liabilities and stockholders' equity	$128,974	$118,454
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